Exhibit 99.1

Contact:

Investor Relations

212-479-3195

NEWCASTLE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2013 RESULTS

NEW YORK—(BUSINESS WIRE)—February 28, 2014—Newcastle Investment Corp. (NYSE:NCT; “Newcastle”, the “Company”) today reported the following information for the quarter and full year ended December 31, 2013:

FOURTH QUARTER FINANCIAL HIGHLIGHTS:

•	GAAP Income of $29.0 million, or $0.09 per diluted share

•	Core Earnings of $26.8 million, or $0.08 per diluted share

•	GAAP book value of $3.14 per share

•	Average uninvested capital of $150 million throughout the quarter

FULL YEAR 2013 FINANCIAL HIGHLIGHTS:

•	GAAP Income of $145.8 million, or $0.51 per diluted share

•	Core Earnings of $140.9 million, or $0.50 per diluted share

•	Spun off New Residential Investment Corp. (NYSE:NRZ) on May 15, 2013

	Q4 2013	Q3 2013	12M Ended Q4 2013
Summary Operating Results:
GAAP Income	$29.0 million	$27.8 million	$145.8 million
GAAP Income per Diluted Share	$0.09	$0.09	$0.51

Non-GAAP Results:
Core Earnings*	$26.8 million	$23.9 million	$140.9 million
Core Earnings per Diluted Share*	$0.08	$0.08	$0.50

GAAP Book Value:	$3.14	$2.74	$3.14

*	For a reconciliation of GAAP Income to Core Earnings, please refer to the Reconciliation of Core Earnings below.

Highlights for the quarter ended December 31, 2013:

Newcastle invested approximately $434 million of capital throughout the quarter and the Company raised a total of $351 million of gross proceeds through the issuance of common stock and the resecuritization of CDO VI.

•	Senior Housing – Invested $331 million of equity to acquire $1.1 billion of senior housing assets.

•	Triple Net Lease Properties – In December, Newcastle invested $321 million of equity to acquire 51 independent living senior housing properties from Holiday Retirement. The total purchase price, including transaction costs, was $1.04 billion. This investment marks Newcastle’s first triple net lease acquisition.

•	Managed Properties – During the fourth quarter, Newcastle invested $10 million of equity to acquire 2 senior housing properties for a total purchase price of $30 million.

•	CDOs & Other

•	CDO VI Resecuritization – In October, Newcastle restructured the $110 million CDO VI Class I-MM into a $99 million senior tranche and an $11 million junior tranche. Newcastle issued the senior tranche to a third party for approximately $88 million of proceeds, retained the $11 million junior tranche on balance sheet and continues to manage the CDO. The issuance resulted in $47 million of unrestricted cash for Newcastle, and the remaining $41 million was paid to CDO VIII and CDO IX bondholders.

•	Media Assets – During the fourth quarter, Newcastle invested $54 million of equity and $122 million of proceeds received from the new GateHouse debt facility to buy $440 million face of GateHouse term loan at 40% of par. On November 26, Newcastle exchanged its interest in the GateHouse term loan for equity of New Media at 40% of par.

•	Golf – On December 30, Newcastle completed the restructuring of an existing debt investment in National Golf Properties. In the transaction, Newcastle acquired the equity of National Golf Properties and its affiliate, American Golf Corporation (together the “Golf Business”), and Newcastle invested $49 million, which consisted of an approximately $47 million senior loan and $2 million of equity. The Golf Business owns, leases or manages a portfolio of 92 golf courses located throughout 15 U.S. states.

•	Capital Raise – In November, Newcastle generated gross proceeds of approximately $304 million through the sale of approximately 58 million shares of common stock.

•	Dividend – In December, Newcastle declared a fourth quarter dividend of $0.10 per common share, or $35 million.

Highlights subsequent to December 31, 2013:

•	Senior Housing – In January, Newcastle invested $9 million of equity to acquire 2 managed senior housing properties for a total purchase price of $26 million. Newcastle is also in-contract to acquire 11 properties for a total purchase price of $273 million, which we would expect to require an equity investment of $92 million. There can be no assurance that we will complete investments under contract, which are subject to closing conditions.

•	CDOs & Other

•	Intrawest Resort Holdings Third Lien Pay Down – In February, Newcastle received $83 million of proceeds from Intrawest Resort Holdings. The proceeds were used to partially pay down a third-lien loan held in CDO VIII & CDO IX. As a result of Newcastle’s direct holdings in CDO VIII, the Company received approximately $22 million of cash from this pay down.

•	Sold 100% of Agency RMBS Portfolio – In January, Newcastle sold $503 million face amount of Agency RMBS at an average price of 105.8%, or $532 million. After paying off the related financing, the Company generated $28 million of net proceeds and a $2 million gain on sale.

•	New Media Investment Group – On February 13, Newcastle completed the spin-off of the Company’s 85% ownership in New Media Investment Group. Holders of Newcastle common stock as of the record date, February 6, 2014, have been electronically issued 0.07219 shares of New Media Investment Group per common share of Newcastle.

Appointment of New Chief Financial Officer, Treasurer & Chief Operating Officer:

On February 27, 2014, Newcastle’s Board of Directors appointed Justine Cheng as Chief Financial Officer, Treasurer and Chief Operating Officer, effective as of March 4, 2014.

Ms. Cheng joins Newcastle with over 16 years of finance and banking experience. Most recently, Ms. Cheng served as a Managing Director in Fortress’s Private Equity group, where she was responsible for various financial services, infrastructure and lodging, leisure & gaming investments. Prior to joining Fortress 10 years ago, Ms. Cheng held various investment banking and private equity roles at UBS, Credit Suisse and Donaldson, Lufkin & Jenrette. Ms. Cheng received a BA in Economics and a Masters in International and Public Affairs from Columbia University.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Relations section of Newcastle’s website, www.newcastleinv.com. For consolidated investment portfolio information, please refer to the Company’s Annual Report on Form 10-K, which will be available on the Company’s website, www.newcastleinv.com.

EARNINGS CONFERENCE CALL

Newcastle’s management will host a conference call on Friday, February 28, 2014 at 10:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of Newcastle’s website, www.newcastleinv.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-888-243-2046 (from within the U.S.) or 1-706-679-1533 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Newcastle Fourth Quarter and Full Year 2013 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newcastleinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Friday, March 14, 2014 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “81330471.”

Investment Portfolio as of December 31, 2013

($ in millions, except where otherwise noted)

			Percentage of
			Total				Weighted
	Outstanding	Amortized Cost	Amortized Cost		Number of		Average Life
	Face Amount	Basis (1)	Basis	Carrying Value	Investments	Credit (2)	(years) (3)
Debt Investments
Commercial Assets
CM BS	$333	$228	5.7%	$284	50	BB-	2.6
Mezzanine Loans	172	140	3.5%	140	9	85%	1.3
B-Notes	109	101	2.6%	101	4	75%	1.5
Whole Loans	30	30	0.7%	30	2	49%	0.0
CDO Securities (4)	74	57	1.4%	60	2	BB+	3.1
Other Investments (5)	69	69	1.7%	69	2	—	—

Total Commercial Assets	787	625	15.5%	684			2.1

Residential Assets
M H and Residential Loans	281	253	6.3%	253	7,756	706	5.5
Non-Agency RM BS	97	41	1.0%	58	34	CCC+	4.4
Real Estate ABS	8	—	0.0%	—	1	C	—

	386	294	7.3%	311			5.1
FNM A/FHLM C securities	515	543	13.5%	546	64	AAA	3.6

Total Residential Assets	901	837	20.8%	857			4.2

Corporate Assets
REIT Debt	29	29	0.7%	31	5	BB+	1.8
Corporate Bank Loans	257	167	4.2%	167	5	C	0.9

Total Corporate Assets	286	196	4.9%	198			1.0

Total Debt Investments	1,974	1,658	41.2%	1,739			3.0

Other Investments
Senior Housing Investments(6)	1,496	1,464	36.4%	1,464
Media Investments (6)	546	542	13.5%	542
Golf Investment (6)	358	358	8.9%	358

Total Portfolio / WA	$4,374	$4,022	100.0%	$4,103

Reconciliation to GAAP total assets:
Subprime mortgage loans subject to call option (7)				406
Other commercial real estate				7
Cash and restricted cash				118
Other				219

GAAP total assets				$4,853

WA – Weighted average, in all tables.

1)	Net of impairment.
2)	Credit represents the weighted average of minimum ratings for rated assets, the loan-to-value ratio (based on the appraised value at the time of purchase or refinancing) for non-rated commercial assets, or the FICO score for non-rated residential assets and an implied AAA rating for FNMA/FHLMC securities. Ratings provided above were determined by third party rating agencies, represent the most recent credit ratings available as of the reporting date and may not be current.
3)	Weighted average life is based on the timing of expected principal reduction on the asset.
4)	Represents non-consolidated CDO securities, excluding nine securities with a zero value, which had an aggregate face amount of $114.5 million.
5)	Represents $25.0 million of equity investment in a real estate owned property and $44.0 million in a linked transaction.
6)	Face amount of senior housing, media and golf investments represents the gross carrying amount, including intangibles and, for media, goodwill, and excludes accumulated depreciation and amortization.
7)	Our subprime mortgage loans subject to call option are excluded from the statistics because they result from an option, not an obligation, to repurchase such loans, are noneconomic until such option is exercised, and are offset by an equal liability on the consolidated balance sheet.

Unaudited Consolidated Statements of Income

($ in thousands, except per share data)

	Three Months Ending December 31,		Year Ended
	2013	2012	December 31, 2013
Interest income	42,073	59,186	213,715
Interest expense	25,710	21,886	90,973

Net interest income	16,363	37,300	122,742

Impairment (Reversal)
Valuation allowance (reversal) on loans	(13,562)	(16,427)	(25,035)
Other-than-temporary impairment on securities	817	2,853	5,222
Portion of other-than-temporary impairment on securities recognized in other comprehensive income (loss), net of reversal of other comprehensive loss into net income	—	1,477	44

	(12,745)	(12,097)	(19,769)

Net interest income after impairment	29,108	49,397	142,511

Other Revenues
Rental income	30,592	9,397	74,936
Care and ancillary income - senior housing	4,306	1,583	12,387
Advertising income - media	38,757	—	38,757
Circulation income - media	16,649	—	16,649
Commercial printing and other income - media	6,231	—	6,231

Total other revenues	96,535	10,980	148,960

Other Income
Gain on settlement of investments, net	10,918	12	17,369
Gain on extinguishment of debt	—	958	4,565
Equity in earnings of Local Media Group	825	—	1,870
Other income, net	3,786	3,662	13,340

	15,529	4,632	37,144

Expenses
Loan and security servicing expense	894	1,004	3,857
Property operating expenses	21,142	7,443	53,718
Media operating expenses	49,092	—	49,092
General and administrative expense	14,481	6,224	36,775
Management fee to affiliate	8,212	7,234	33,091
Depreciation and amortization	15,092	4,586	30,973

	108,913	26,491	207,506

Income from continuing operations before income tax	32,259	38,518	121,109
Income tax expense	887	—	2,100

Income from continuing operations	31,372	38,518	119,009
Income (loss) from discontinued operations	(11)	18,461	33,332

Net Income	31,361	56,979	152,341
Preferred dividends	(1,395)	(1,395)	(5,580)
Net Income attributable to noncontrolling interest	(928)	—	(928)

Income Applicable to Common Stockholders	$29,038	$55,584	$145,833

Income Per Share of Common Stock
Basic	$0.09	$0.32	$0.53

Diluted	$0.09	$0.32	$0.51

Income from continuing operations per share of common stock, after preferred dividends and noncontrolling interest
Basic	$0.09	$0.22	$0.41

Diluted	$0.09	$0.21	$0.40

Income (loss) from discontinued operations per share of common stock

Basic	$—	$0.11	$0.12

Diluted	$—	$0.11	$0.11

Weighted Average Number of Shares of Common Stock Outstanding
Basic	318,686,816	172,518,808	276,881,294

Diluted	325,601,359	175,413,251	283,309,645

Dividends Declared per Share of Common Stock	$0.10	$0.22	$0.59

Consolidated Balance Sheet

($ in thousands)

	December 31,
	2013	2012
	(Unaudited)
Assets
Real estate securities, available-for-sale	$984,263	$1,691,575
Real estate related and other loans, held-for-sale, net	437,530	843,132
Residential mortgage loans, held-for-investment, net	255,450	292,461
Residential mortgage loans, held-for-sale, net	2,185	2,471
Subprime mortgage loans subject to call option	406,217	405,814
Investments in senior housing real estate, net of accumulated depreciation	1,362,900	162,801
Investments in other real estate, net of accumulated depreciation	266,170	6,672
Property, plant and equipment, net of accumulated depreciation	270,188	—
Intangibles, net of accumulated amortization	345,125	19,086
Goodwill	126,686	—
Other investments	25,468	24,907
Cash and cash equivalents	105,944	231,898
Restricted cash	12,366	2,064
Receivables and other assets	252,071	17,362
Assets of discontinued operations	—	245,069

Total Assets	$4,852,563	$3,945,312

Liabilities and Stockholders’ Equity
Liabilities
CDO bonds payable	$544,525	$1,091,354
Other bonds and notes payable	230,279	183,390
Repurchase agreements	556,347	929,435
Mortgage notes payable	1,076,828	120,525
Credit facilities, media and golf	334,514	—
Financing of subprime mortgage loans subject to call option	406,217	405,814
Junior subordinated notes payable	51,237	51,243
Dividends payable	36,075	38,884
Accounts payable, accrued expenses and other liabilities	390,417	51,127
Liabilities of discontinued operations	—	480

Total Liabilities	$3,626,439	$2,872,252

Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 1,347,321 shares of 9.75% Series B Cumulative Redeemable Preferred Stock, 496,000 shares of 8.05% Series C Cumulative Redeemable Preferred Stock, and 620,000 shares of 8.375% Series D Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, issued and outstanding as of December 31, 2013 and 2012	$61,583	$61,583
Common stock, $0.01 par value, 1,000,000,000 and 500,000 shares authorized, 351,453,495 and 172,525,645 shares issued and outstanding at December 31, 2013 and 2012, respectively	3,515	1,725
Additional paid-in capital	2,970,786	1,710,083
Accumulated deficit	(1,947,913)	(771,095)
Accumulated other comprehensive income	76,874	70,764

Total Newcastle Stockholders’ Equity	1,164,845	1,073,060
Noncontrolling interests	61,279	—

Total Equity	$1,226,124	$1,073,060

Total Liabilities and Stockholders’ Equity	$4,852,563	$3,945,312

Reconciliation of Core Earnings

($ in thousands)

			Year Ended
	Three Months Ended December 31,		December 31,
	2013	2012	2013
Income applicable to common stockholders	$29,038	$55,584	$145,833
Add (Deduct):
Impairment (reversal)	(12,745)	(12,097)	(19,769)
Other income	(14,373)	(4,632)	(35,401)
Impairment (reversal), other (income) loss and other adjustments from discontinued operations	—	(10,909)	(6,429)
Depreciation and amortization (A)	16,267	4,586	33,093
Acquisition and spin-off related expenses	8,598	6,324	23,576

Core earnings	$26,785	$38,856	$140,903

(A)	Includes 1.8 million and 2.7 million of depreciation and amortization expense in equity method investments for the three months and year ended December 31, 2013, respectively.

CORE EARNINGS

Newcastle has the following primary variables that impact its operating performance: (i) the current yield earned on its investments that are not included in non-recourse financing structures (i.e., unlevered investments, including investments in equity method investees and investments subject to recourse debt), (ii) the net yield it earns from its non-recourse financing structures, (iii) the interest expense and dividends incurred under its recourse debt and preferred stock, (iv) the net operating income on its real estate investments, (v) its operating expenses and (vi) its realized and unrealized gains or losses, including any impairment, on its investments, derivatives and debt obligations. Core Earnings is a non-GAAP measure of the operating performance of Newcastle excluding the sixth variable listed above and adjusting the consumer loans portfolio accounting to a level yield methodology. It also excludes depreciation and amortization charges and acquisition and spin-off related expenses.

Core Earnings is used by management to gauge the current performance of Newcastle without taking into account gains and losses, which, although they represent a part of our recurring operations, are subject to significant variability and are only a potential indicator of future economic performance. It is the judgment of management that depreciation and amortization charges are not indicative of operating performance and that acquisition and spin-off related expenses are not part of our core operations. Management believes that the exclusion from Core Earnings of the items specified above allows investors and analysts to readily identify the operating performance of the assets that form the core of our activity, assists in comparing the core operating results between periods, and enables investors to evaluate Newcastle’s current performance using the same measure that management uses to operate the business, which is among the factors considered when determining the amount of distributions to our shareholders.

Newcastle changed its definition of Core Earnings in the third quarter of 2013 to exclude acquisition and spin-off related expenses. The calculation of Core Earnings has been adjusted for all periods presented.

Management believes that this measure provides investors with useful information regarding Newcastle’s “core” current earnings, and it enables investors to evaluate Newcastle’s current performance using the same measure that management uses to operate the business. Core Earnings does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of our operating performance or as an alternative to cash flow as a measure of its liquidity and is not necessarily indicative of cash available to fund cash needs. The Company’s calculation of Core Earnings may be different from the calculation used by other companies and, therefore, comparability may be limited.

ABOUT NEWCASTLE

The Company focuses on investing in, and actively managing, real estate related assets and primarily invests in: (1) Senior Housing Assets and (2) Real Estate & Other Debt, in addition to other opportunistic investments. The Company conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond our control. The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.